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                                                                  Exhibit (0)(i)


                       THE CHARLES SCHWAB FAMILY OF FUNDS
                              AMENDED AND RESTATED
                               MULTIPLE CLASS PLAN

      This document amends and restates a MULTIPLE CLASS PLAN (the "Plan") of THE CHARLES SCHWAB FAMILY OF FUNDS, a Massachusetts business trust (the "Trust"), adopted on October 20, 1989 pursuant to Rule 18f-3(d) under the Investment Company Act of 1940, as amended (the "1940 Act"). The Plan is applicable to each of the Trust's investment portfolios identified on Schedule A hereto, as such Schedule may be amended from time to time (each a "Fund" and collectively the "Funds").

      WHEREAS, it is desirable to enable the Trust to have flexibility in meeting the investment and shareholder servicing needs of its current and future investors; and

      WHEREAS, the Board of Trustees of the Trust (the "Board of Trustees"), including a majority of the Trustees who are not "interested persons" of the Trust, as such term is defined by the 1940 Act, mindful of the requirements imposed by Rule 18f-3(d) under the 1940 Act, has determined to adopt this Plan to enable the Funds to provide appropriate services to certain designated classes of shareholders of the Funds;

      NOW, THEREFORE, the Trust designates the Plan as follows:

      1. Designation of Classes. Each Fund listed in "Group I" on Schedule A shall offer its units of beneficial interest ("Shares") in two classes: Sweep Shares and Value Advantage Shares. Each Fund listed in "Group II" on Schedule A shall offer its shares in two classes: Investor Shares and Institutional Shares.

      2. Redesignation of Existing Shares. The currently outstanding Shares of the Fund listed in Group I shall continue to be designated as Sweep Shares and Value Advantage Shares. The currently outstanding Shares of the Fund listed in Group II shall continue to be designated as Investor Shares and the newly offered shares shall be redesignated from Sweep Shares to Institutional Shares.

      3. Shareholder Services Specific to Each Class. Transfer agency services providing for the automatic purchases and redemptions of Shares of the Funds shall be offered only with respect to Sweep Shares, and not Value Advantage Shares, Investor Shares and Institutional Shares. Accordingly, the transfer agency fee charged to Sweep Shares shall be higher than that charged to Value Advantage Shares, Investor Shares and Institutional Shares, as set forth on Schedule A hereto and in the Transfer Agency Agreement, as may be amended from time to time, between the Funds and Charles Schwab & Co., Inc. (the "Transfer Agent") dated June 5, 1995.

With respect to fees paid by the Value Advantage Shares for shareholder services, Charles Schwab & Co., Inc. ("the Shareholder Services Agent") will provide services that are at least


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equal in nature and quality to those available from others offering comparable services, and the fees for those services shall be lower than for those charged to the Sweep Shares, as set forth in Schedule A hereto and in the Shareholder Services Agreement, as may be amended from time to time, between the Funds and the Shareholder Services Agent dated May 1, 1993 ("the Shareholder Services Agreement"). With respect to fees paid by the Institutional Shares for shareholder services, the Shareholder Services Agent will provide services that are at least equal in nature and quality to those available from others offering comparable services, and the fees for those services may be lower than for those charged to the Investor Shares, as set forth in Schedule A hereto and in the Shareholder Services Agreement.

      4. Minimum Transaction Requirements. The minimum initial investment, subsequent investment, and Fund balance requirements applicable to Value Advantage Shares shall be higher than those applicable to Sweep Shares, as determined from time to time by Charles Schwab Investment Management, Inc. ("CSIM"), subject to the ratification by the Board of Trustees (the "Board of Trustees") of the Trust. The minimum initial investment and Fund balance requirements applicable to the Institutional Shares shall be higher than those applicable to Investor Shares, as determined from time to time by CSIM, subject to the ratification by the Board of Trustees.

      5. Exchange Privilege. Each class of Shares of each Fund shall be exchangeable for shares of any Fund of the Trust or of Schwab Investments, and Schwab Capital Trust, including all classes of shares of such Funds, provided that the minimum investment, and any other requirements of the Fund or class for which the shares are exchanged are satisfied.

      6. Allocation of Expenses. Each class shall pay all of the expenses of its distribution and shareholder services arrangement (such arrangements for shareholder services or distribution, or both, shall be a different arrangement from other classes). At the Board of Trustees' discretion, each class may pay a different share of other expenses, not including advisory or custodial fees or other expenses related to the management of the Fund's assets, if these expenses are actually incurred in a different amount by that class, or if the class receives services of a different kind or to a different degree than other classes. All other expenses, including (i) advisory or custodial fees or other expenses related to the management of the Fund's assets and (ii) costs of implementing this plan, shall be allocated to each class on the basis of such class' relative net assets (settled shares). Expenses attributable to a particular class shall be borne entirely by that class. If, in the future, a new class(es) is added to a Fund, any cost of implementing this plan for such new class(es) shall be allocated to those classes of the Fund then in existence before the addition of the new class structure and shall not be charged to the new class(es).

      7. Voting. Shareholders of a class of shares shall vote exclusively as a class on any matter relating solely to the arrangement of such class as a class and on any matter in which the interests of that class differ from the interests of another class. Each Share held entitles the Shareholder of record to one vote. Each Fund will vote separately on matters relating solely to


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that Fund. Each Class of a Fund shall have exclusive voting rights on any matter submitted to Shareholders that relates solely to that class, and shall have separate voting rights on any matter submitted to Shareholders in which the interests of one class differ from the interest of any other class. However, all Fund Shareholders will have equal voting rights on matters that affect all Fund Shareholders equally.

      8. Termination and Amendment. This Plan may be terminated or materially amended at any time by vote of a majority of the Board of Trustees, including a majority of the Trustees who are not interested persons of the Trust, as such term is defined by the 1940 Act. Any non-material amendment of this Plan may be made by CSIM.

      9. The names "The Charles Schwab Family of Funds" and "Board of Trustees" refer respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under a Declaration of Trust, to which reference is hereby made and a copy of which is on file at the office of the Secretary of the Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of "The Charles Schwab Family of Funds" entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, Shareholders or representatives of the Trust personally, but bind only the assets of the Trust, and all persons dealing with any series and/or class of Shares of the Trust must look solely to the assets of the Trust belonging to such series and/or class for the enforcement of any claims against the Trust.

                                       THE CHARLES SCHWAB FAMILY OF FUNDS

                                       Signature: ______________________________
                                       Name:
                                       Title:

                                              Date: ______________, 2002


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                                SCHEDULE A TO THE
                             MULTIPLE CLASS PLAN OF
                       THE CHARLES SCHWAB FAMILY OF FUNDS


Name of Fund and Class      Shareholder Service Fee    Transfer Agency Fee (as
                            (as a percentage of        a percentage of average
                            average daily net assets   daily net assets of the
                            of the Fund)               Fund)
----------------------      -----------------------    -----------------------
Group I

Schwab Municipal Money                0.20%                      0.25%
Fund - Sweep Shares

Schwab Municipal Money                0.17%                      0.05%
Fund - Value Advantage
Shares

Schwab California                     0.20%                      0.25%
Municipal Money Fund -
Sweep Shares

Schwab California                     0.17%                      0.05%
Municipal Money Fund -
Value Advantage Shares

Schwab New York Municipal             0.20%                      0.25%
Money Fund - Sweep Shares

Schwab New York Municipal             0.17%                      0.05%
Money Fund - Value
Advantage Shares

Group II

Schwab Value Advantage                0.17%                      0.05%
Money Fund - Investor
Shares

Schwab Value Advantage                0.17%                      0.05%
Money Fund -Institutional
Shares

                                       THE CHARLES SCHWAB FAMILY OF FUNDS

                                       Signature: ______________________________
                                       Name:
                                       Title:

                                       Date:      ___________, 2002